Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	January 14, 2015

H.B. Fuller Reports Fourth Quarter 2014 Results

Fourth Quarter Adjusted Diluted EPS $0.641;

Fourth Quarter Diluted EPS $0.21;

Fiscal Year 2015 Adjusted Diluted EPS Plan $2.60

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter that ended November 29, 2014.

Items of Note for the Fourth Quarter of 2014:

•	Organic revenue and volume increased 5 percent compared to the prior year; volume outside the EIMEA region increased by 7 percent;

•	Investment portion of business integration project in Europe now complete; production site in Borgo, Italy closed;

•	Returned productivity metrics of North America operations to near pre-SAP implementation levels;

•	Selling, General and Administrative (SG&A) expenses were tightly controlled, 30 basis points as a percentage of net revenue lower than the prior year’s fourth quarter;

•	After the end of the quarter, signed an agreement to purchase Continental Products Limited in Kenya, an adhesives business with strong customer relationships in the fast growing east and central Africa region.

Items of Note for 2015 Guidance:

•	Solid organic revenue growth of 6 percent expected; strong growth in Asia Pacific and Construction Products sustained;

•	Adjusted diluted EPS plan of $2.60, an increase of approximately 12 percent over 2014;

•	Adjusted EBITDA of $280 million, up 13 percent versus 2014;

•	Business integration related special charges reduced from $51 million in 2014 to approximately $5 million in 2015;

•	Capital expenditures of $70 million planned in 2015 including significant investment for capacity and productivity improvements to support strong growth in Construction Products segment;

•	Strength of the US dollar, especially relative to the Euro, will negatively impact revenue and earnings growth.

Fiscal 2015 Outlook:

Our key long-term financial objectives remain unchanged: achieve organic revenue growth of between 5 and 8 percent per annum, increase our EBITDA margin to 15 percent, grow EPS by 15 percent per annum and increase Return on Invested Capital (ROIC) to 15 percent. Investments completed in 2014 combined with operational improvements and growth planned for 2015 will create a solid foundation to achieve our financial targets in 2016.

In 2015, we expect organic revenue growth of approximately 6 percent. Significant elements of our revenue growth plan include continued solid organic growth in the Asia Pacific segment, strong growth in the Construction Products segment based on already captured market share gains, improving organic growth in the Americas Adhesives segment and a return to organic growth in Europe. The strength of the US dollar relative to the Euro is expected to negatively impact year-over-year revenue growth by approximately 300 basis points. Adjusted EBITDA of approximately $280 million dollars is planned, reflecting a full-year adjusted EBITDA margin of about 13 percent. We expect our operating performance to improve quarter by quarter through the year; second half EBITDA margin should approach 14 percent. Our core tax rate should be approximately 30 percent, excluding the impact of discrete items. Finally, our adjusted diluted EPS for the 2015 fiscal year is planned at $2.60, with a plan to deliver $0.35 in the first quarter.

The established guidance presented in this release regarding adjusted diluted earnings per share does not include financial impacts from the anticipated Tonsan acquisition.

Capital expenditures are expected to be approximately $70 million dollars in 2015. The most significant investment project provides additional capacity and higher productivity assets for our rapidly growing Construction Products segment. The business integration project is now essentially complete; therefore, project related special charges will be reduced substantially in 2015 to approximately $5 million. The special charges planned for 2015 primarily reflect costs associated with maintaining real estate assets pending sale.

“We are energized and optimistic as we start the new fiscal year,” said Jim Owens, H.B. Fuller president and chief executive officer. “The sizable investments we made over the past several years progressed as planned in the fourth quarter and we expect that by mid-year we will be capturing the benefits of these investments and will be positioned to achieve our long term EBITDA margin goals in 2016. Our growth agenda is on track for 2015 as we continue to capture market share in Construction Products and Asia, deliver positive organic growth in EIMEA and leverage the fundamental strengths in the Americas end-markets. In addition, the anticipated acquisition of Tonsan Adhesives will provide numerous new and exciting opportunities for growth going forward.”

Fourth Quarter 2014 Results:

Net income for the fourth quarter of 2014 was $10.8 million, or $0.21 per diluted share, versus net income of $21.9 million, or $0.43 per diluted share, in last year’s fourth quarter. Adjusted diluted earnings per share in the fourth quarter of 2014 were $0.641, down slightly versus the prior year’s adjusted result of $0.681. Relative to our guidance for the quarter, our adjusted earnings per share were negatively impacted by $0.02 due to the stronger US dollar relative to the Euro and a slightly higher than expected tax rate in the quarter.

Net revenue for the fourth quarter of 2014 was $547.7 million, up 2.7 percent versus the fourth quarter of 2013. Higher volume and higher average selling prices positively impacted net revenue growth by 4.7 and 0.1 percentage points, respectively. Foreign currency translation negatively impacted net revenue growth by 2.1 percentage points. Organic revenue grew by 4.8 percent year-over-year.

Gross profit margin was down versus the prior year’s result due to a variety of factors including the previously announced organizational restructuring and excess costs associated with the business integration project in Europe and Project ONE in North America. SG&A expense was well controlled, up only 1 percent versus the prior year’s fourth quarter and down 30 basis points as a percentage of net revenue.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2014, we had cash totaling $78 million and total debt of $575 million. This compares to third quarter 2014 cash and debt levels of $76 million and $563 million, respectively. Sequentially, net debt was up by $10 million. Cash flow from operations was positive $42 million in the fourth quarter. Capital expenditures were $24 million in the fourth quarter, with the bulk of this spending related to completing our business integration activities.

Fiscal Year 2014 Results:

Net income for the 2014 fiscal year was $49.9 million, or $0.97 per diluted share, versus income from continuing operations of $96.0 million, or $1.87 per diluted share, in the 2013 fiscal year. Adjusted total diluted earnings per share in the 2014 fiscal year were $2.331, down 10 percent from the prior year’s result of $2.581.

Net revenue for the 2014 fiscal year was $2,104.5 million, up 2.8 percent versus the 2013 fiscal year. Higher volume positively impacted net revenue growth by 3.5 percentage points. Lower average selling prices and foreign currency translation negatively impacted net revenue growth by 0.4 and 0.3 percentage points, respectively. Organic revenue grew by 3.1 percent year-over-year.

Gross profit margin for the 2014 fiscal year was down relative to last year due primarily to excess costs related to ongoing project work related to the European business integration and Project ONE. SG&A expense was up 2 percent versus the prior year, but down as a percentage of net revenue reflecting tight control of discretionary expenses offset by excess costs associated with the Project ONE implementation in North America.

Project ONE and Business Integration:

Currently the SAP system in North America is stable and fully supporting our business. Our business in North America is running with productivity and customer service level metrics near pre-implementation levels. We have modified our phased implementation schedule for Project ONE, delaying all “go live” events until after the 2015 fiscal year. Our focus in 2015 will be optimizing the North America platform and re-planning the remainder of the project, taking into account the learnings from the initial phase of the project.

In Europe the business integration project is essentially complete. We have experienced considerable delays in the final stages of this project and the costs associated with finalizing facility closures and bringing new assets up to full capacity continue to hinder the profitability of the EIMEA segment. All facilities planned for closure have been idled. We have shifted to an operational mode of continuous improvement in Europe and steady productivity improvements are expected during 2015.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter 2014 results on Thursday, January 15, 2015, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted diluted earnings per share and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2014 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended November 30, 2013. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended November 29, 2014	Percent of Net Revenue	13 Weeks Ended November 30, 2013	Percent of Net Revenue
Net revenue	$547,674	100.0%	$533,531	100.0%
Cost of sales	(415,238)	(75.8%)	(387,859)	(72.7%)

Gross profit	132,436	24.2%	145,672	27.3%

Selling, general and administrative expenses	(93,499)	(17.1%)	(92,619)	(17.4%)
Special charges, net	(13,886)	(2.5%)	(16,136)	(3.0%)
Other income (expense), net	2,259	0.4%	(1,269)	(0.2%)
Interest expense	(5,566)	(1.0%)	(4,330)	(0.8%)

Income from continuing operations before income taxes and income from equity method investments	21,744	4.0%	31,318	5.9%

Income taxes	(10,934)	(2.0%)	(11,675)	(2.2%)

Income from equity method investments	65	0.0%	2,360	0.4%

Income from continuing operations	10,875	2.0%	22,003	4.1%

Net income attributable to non-controlling interests	(114)	(0.0%)	(117)	(0.0%)

Net income attributable to H.B. Fuller	$10,761	2.0%	$21,886	4.1%

Basic income per common share attributable to H.B. Fuller	$0.21		$0.44

Diluted income per common share attributable to H.B. Fuller	$0.21		$0.43

Weighted-average common shares outstanding:
Basic	50,107		49,909
Diluted	51,296		51,236

Dividends declared per common share	$0.120		$0.100

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Annual Report on Form 10-K)

	November 29, 2014	November 30, 2013	December 1, 2012
Cash & cash equivalents	$77,569	$155,121	$200,436
Trade accounts receivable, net	341,307	331,125	320,152
Inventories	251,290	221,537	208,531
Trade payables	174,494	201,575	163,062
Total assets	1,870,436	1,873,028	1,786,320
Total debt	574,884	492,904	520,225

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended November 29, 2014	Percent of Net Revenue	52 Weeks Ended November 30, 2013	Percent of Net Revenue
Net revenue	$2,104,454	100.0%	$2,046,968	100.0%
Cost of sales	(1,571,164)	(74.7%)	(1,476,797)	(72.1%)

Gross profit	533,290	25.3%	570,171	27.9%

Selling, general and administrative expenses	(383,449)	(18.2%)	(374,669)	(18.3%)
Special charges	(51,501)	(2.4%)	(45,087)	(2.2%)
Other income (expense), net	716	0.0%	(3,751)	(0.2%)
Interest expense	(19,744)	(0.9%)	(19,120)	(0.9%)

Income from continuing operations before income taxes and income from equity method investments	79,312	3.8%	127,544	6.2%

Income taxes	(34,348)	(1.6%)	(39,949)	(2.0%)

Income from equity method investments	5,270	0.3%	8,380	0.4%

Income from continuing operations	50,234	2.4%	95,975	4.7%

Income from discontinued operations	—	0.0%	1,211	0.1%

Net income including non-controlling interests	50,234	2.4%	97,186	4.7%

Net income attributable to non-controlling interests	(378)	(0.0%)	(425)	(0.0%)

Net income attributable to H.B. Fuller	$49,856	2.4%	$96,761	4.7%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	1.00		1.92
Income from discontinued operations	—		0.02

	$1.00		$1.94

Diluted income per common share attributable to H.B. Fuller
Income from continuing operations	0.97		1.87
Income from discontinued operations	—		0.02

	$0.97		$1.89

Weighted-average common shares outstanding:
Basic	50,006		49,893
Diluted	51,255		51,136

Dividends declared per common share	$0.460		$0.385

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended November 29, 2014	13 Weeks Ended November 30, 2013
Net Revenue:
Americas Adhesives	$236,371	$232,554
EIMEA	181,094	189,763
Asia Pacific	78,967	70,460
Construction Products	51,242	40,754

Total H.B. Fuller	$547,674	$533,531

Segment Operating Income:[2]
Americas Adhesives	$24,390	$30,644
EIMEA	8,786	16,709
Asia Pacific	4,874	3,440
Construction Products	887	2,260

Total H.B. Fuller	$38,937	$53,053

Depreciation Expense:
Americas Adhesives	$4,374	$4,267
EIMEA	4,823	3,165
Asia Pacific	1,395	1,181
Construction Products	1,070	852

Total H.B. Fuller	$11,662	$9,465

Amortization Expense:
Americas Adhesives	$1,340	$1,425
EIMEA	1,830	1,921
Asia Pacific	452	481
Construction Products	2,136	1,935

Total H.B. Fuller	$5,758	$5,762

EBITDA:[3]
Americas Adhesives	$30,104	$36,336
EIMEA	15,439	21,795
Asia Pacific	6,721	5,102
Construction Products	4,093	5,047

Total H.B. Fuller	$56,357	$68,280

Segment Operating Margin:[4]
Americas Adhesives	10.3%	13.2%
EIMEA	4.9%	8.8%
Asia Pacific	6.2%	4.9%
Construction Products	1.7%	5.5%

Total H.B. Fuller	7.1%	9.9%

EBITDA Margin:[3]
Americas Adhesives	12.7%	15.6%
EIMEA	8.5%	11.5%
Asia Pacific	8.5%	7.2%
Construction Products	8.0%	12.4%

Total H.B. Fuller	10.3%	12.8%

Net Revenue Growth:
Americas Adhesives	1.6%
EIMEA	(4.6%)
Asia Pacific	12.2%
Construction Products	25.7%

Total H.B. Fuller	2.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	52 Weeks Ended November 29, 2014	52 Weeks Ended November 30, 2013
Net Revenue:
Americas Adhesives	$920,679	$902,573
EIMEA	719,787	733,211
Asia Pacific	275,809	252,608
Construction Products	188,179	158,576

Total H.B. Fuller	$2,104,454	$2,046,968

Segment Operating Income:[2]
Americas Adhesives	$103,339	$123,265
EIMEA	30,521	51,526
Asia Pacific	9,317	9,771
Construction Products	6,664	10,940

Total H.B. Fuller	$149,841	$195,502

Depreciation Expense:
Americas Adhesives	$16,658	$15,481
EIMEA	16,718	12,910
Asia Pacific	5,325	4,600
Construction Products	3,754	3,296

Total H.B. Fuller	$42,455	$36,287

Amortization Expense:
Americas Adhesives	$5,522	$5,351
EIMEA	7,645	7,510
Asia Pacific	1,905	1,922
Construction Products	7,997	7,725

Total H.B. Fuller	$23,069	$22,508

EBITDA:[3]
Americas Adhesives	$125,519	$144,097
EIMEA	54,884	71,946
Asia Pacific	16,547	16,293
Construction Products	18,415	21,961

Total H.B. Fuller	$215,365	$254,297

Segment Operating Margin:[4]
Americas Adhesives	11.2%	13.7%
EIMEA	4.2%	7.0%
Asia Pacific	3.4%	3.9%
Construction Products	3.5%	6.9%

Total H.B. Fuller	7.1%	9.6%

EBITDA Margin:[3]
Americas Adhesives	13.6%	16.0%
EIMEA	7.6%	9.8%
Asia Pacific	6.0%	6.4%
Construction Products	9.8%	13.8%

Total H.B. Fuller	10.2%	12.4%

Net Revenue Growth:
Americas Adhesives	2.0%
EIMEA	(1.8%)
Asia Pacific	9.3%
Construction Products	18.7%

Total H.B. Fuller	2.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended November 29, 2014
	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	(0.2%)	0.2%	0.0%	1.8%	0.1%
Volume	2.3%	0.3%	12.8%	23.9%	4.7%

Organic Growth	2.1%	0.5%	12.8%	25.7%	4.8%

F/X	(0.5%)	(5.1%)	(0.7%)	0.0%	(2.1%)

	1.6%	(4.6%)	12.1%	25.7%	2.7%

52 Weeks Ended November 29, 2014
	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	(0.9%)	0.4%	0.0%	(1.8%)	(0.4%)
Volume	3.3%	(2.5%)	11.2%	20.5%	3.5%

Organic Growth	2.4%	(2.1%)	11.2%	18.7%	3.1%

F/X	(0.4%)	0.3%	(2.0%)	0.0%	(0.3%)

	2.0%	(1.8%)	9.2%	18.7%	2.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended November 29, 2014	13 Weeks Ended November 30, 2013
Net income from continuing operations	$10,875	$22,003

Income from equity method investments	(65)	(2,360)
Income taxes	10,934	11,675
Interest expense	5,566	4,330
Other income (expense), net	(2,259)	1,269
Special charges	13,886	16,136

Segment Operating Income[2]	38,937	53,053

Depreciation expense	11,662	9,465
Amortization expense	5,758	5,762

EBITDA[3]	$56,357	$68,280

EBITDA margin[3]	10.3%	12.8%

	52 Weeks Ended November 29, 2014	52 Weeks Ended November 30, 2013
Net income including non-controlling interests	$50,234	$97,186

Income from discontinued operations	—	(1,211)
Income from equity method investments	(5,270)	(8,380)
Income taxes	34,348	39,949
Interest expense	19,744	19,120
Other income (expense), net	(716)	3,751
Special charges	51,501	45,087

Segment Operating Income[2]	149,841	195,502

Depreciation expense	42,455	36,287
Amortization expense	23,069	22,508

EBITDA[3]	$215,365	$254,297

EBITDA margin[3]	10.2%	12.4%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended November 29, 2014	13 Weeks Ended November 30, 2013
Net revenue	$547,674	$533,531
Cost of sales	(415,238)	(387,859)

Gross profit	132,436	145,672

Selling, general and administrative expenses	(93,499)	(92,619)

Segment operating income[2]	38,937	53,053

Depreciation expense	11,662	9,465
Amortization expense	5,758	5,762

EBITDA[3]	$56,357	$68,280

EBITDA margin[3]	10.3%	12.8%

	52 Weeks Ended November 29, 2014	52 Weeks Ended November 30, 2013
Net revenue	$2,104,454	$2,046,968
Cost of sales	(1,571,164)	(1,476,797)

Gross profit	533,290	570,171

Selling, general and administrative expenses	(383,449)	(374,669)

Segment operating income[2]	149,841	195,502

Depreciation expense	42,455	36,287
Amortization expense	23,069	22,508

EBITDA[3]	$215,365	$254,297

EBITDA margin[3]	10.2%	12.4%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended November 29, 2014	Adjustments	Adjusted 13 Weeks Ended November 29, 2014
Net revenue		$547,674	$—	$547,674
Cost of sales		(415,238)	(3,453)	(411,785)

Gross profit		132,436	(3,453)	135,889

Selling, general and administrative expenses		(93,499)	(7,023)	(86,476)

Acquisition and transformation related costs	(1,796)
Workforce reduction costs	(330)
Facility exit costs	(10,796)
Other related costs	(964)

Special charges, net		(13,886)	(13,886)	—

Other income (expense), net		2,259	—	2,259
Interest expense		(5,566)	—	(5,566)

Income from continuing operations before income taxes and income from equity method investments		21,744	(24,362)	46,106

Income taxes		(10,934)	4,027	(14,961)

Income from equity method investments		65	(1,743)	1,808

Net income from continuing operations		10,875	(22,078)	32,953

Net income attributable to non-controlling interests		(114)	—	(114)

Net income attributable to H.B. Fuller		$10,761	$(22,078)	$32,839

Basic income per common share attributable to H.B. Fuller		$0.21	$(0.44)	$0.66

Diluted income per common share attributable to H.B. Fuller		$0.21	$(0.43)	$0.64 [1]

Weighted-average common shares outstanding:
Basic		50,107	50,107	50,107
Diluted		51,296	51,296	51,296

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended November 30, 2013	Adjustments	Adjusted 13 Weeks Ended November 30, 2013
Net revenue		$533,531	$—	$533,531
Cost of sales		(387,859)	—	(387,859)

Gross profit		145,672	—	145,672

Selling, general and administrative expenses		(92,619)	—	(92,619)

Acquisition and transformation related costs	(2,890)
Workforce reduction costs	(2,391)
Facility exit costs	(7,695)
Other related costs	(3,160)

Special charges, net		(16,136)	(16,136)	—

Other income (expense), net		(1,269)	—	(1,269)
Interest expense		(4,330)	—	(4,330)

Income from continuing operations before income taxes and income from equity method investments		31,318	(16,136)	47,454

Income taxes		(11,675)	3,183	(14,858)

Income from equity method investments		2,360	—	2,360

Net income from continuing operations		22,003	(12,953)	34,956

Net income attributable to non-controlling interests		(117)	—	(117)

Net income attributable to H.B. Fuller		$21,886	$(12,953)	$34,839

Basic income per common share attributable to H.B. Fuller		$0.44	$(0.26)	$0.70

Diluted income per common share attributable to H.B. Fuller		$0.43	$(0.25)	$0.68 [1]

Weighted-average common shares outstanding:
Basic		49,909	49,909	49,909
Diluted		51,236	51,236	51,236

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		52 Weeks Ended November 29, 2014	Adjustments	Adjusted 52 Weeks Ended November 29, 2014
Net revenue		$2,104,454	$—	$2,104,454
Cost of sales		(1,571,164)	(15,475)	(1,555,689)

Gross profit		533,290	(15,475)	548,765

Selling, general and administrative expenses		(383,449)	(17,525)	(365,924)

Acquisition and transformation related costs	(7,946)
Workforce reduction costs	(3,233)
Facility exit costs	(32,050)
Other related costs	(8,272)

Special charges, net		(51,501)	(51,501)	—

Other income (expense), net		716	—	716
Interest expense		(19,744)	—	(19,744)

Income from continuing operations before income taxes and income from equity method investments		79,312	(84,501)	163,813

Income taxes		(34,348)	16,438	(50,786)

Income from equity method investments		5,270	(1,743)	7,013

Income from continuing operations		50,234	(69,806)	120,040

Net income attributable to non-controlling interests		(378)	—	(378)

Net income attributable to H.B. Fuller		$49,856	$(69,806)	$119,662

Basic income per common share attributable to H.B. Fuller[4,a]		$1.00	$(1.40)	$2.39

Diluted income per common share attributable to H.B. Fuller[4,a]		$0.97	$(1.36)	$2.33 [1]

Weighted-average common shares outstanding:
Basic		50,006	50,006	50,006
Diluted		51,255	51,255	51,255

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		52 Weeks Ended November 30, 2013	Adjustments	Adjusted 52 Weeks Ended November 30, 2013
Net revenue		$2,046,968	$—	$2,046,968
Cost of sales		(1,476,797)	(1,098)	(1,475,699)

Gross profit		570,171	(1,098)	571,269

Selling, general and administrative expenses		(374,669)	—	(374,669)

Acquisition and transformation related costs	(8,698)
Workforce reduction costs	(9,784)
Facility exit costs	(17,869)
Other related costs	(8,736)

Special charges		(45,087)	(45,087)	—

Other income (expense), net		(3,751)	—	(3,751)
Interest expense		(19,120)	—	(19,120)

Income from continuing operations before income taxes and income from equity method investments		127,544	(46,185)	173,729

Income taxes		(39,949)	10,012	(49,961)

Income from equity method investments		8,380	—	8,380

Income from continuing operations		95,975	(36,173)	132,148

Income from discontinued operations		1,211	—	1,211

Net income including non-controlling interests		97,186	(36,173)	133,359

Net income attributable to non-controlling interests		(425)	—	(425)

Net income attributable to H.B. Fuller		$96,761	$(36,173)	$132,934

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		1.92	(0.73)	2.64
Income from discontinued operations		0.02	—	0.02

		$1.94	$(0.73)	$2.66

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		1.87	(0.71)	2.58 [1]
Income from discontinued operations		0.02	—	0.02

		$1.89	$(0.71)	$2.60

Weighted-average common shares outstanding:
Basic		49,893	49,893	49,893
Diluted		51,136	51,136	51,136

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	13 weeks ended November 29, 2014			13 weeks ended November 30, 2013
	Income before Income Tax	Income Taxes	Diluted EPS[a]	Income before Income Tax	Income Taxes	Diluted EPS
GAAP Earnings	$21,695	$10,934	$0.21	$33,561	$11,675	$0.43

Special charges, net	13,886	950	0.25	16,136	3,183	0.25
Other business integration costs	1,078	82	0.02	—	—	—
Project ONE	4,697	1,790	0.06	—	—	—
Acquisition project costs	684	109	0.01	—	—	—
Sekisui Fuller-Investment Adjustment	1,743	—	0.03	—	—	—
Construction Products - Facility Closure	1,015	387	0.01	—	—	—
Organizational Restructuring	3,002	709	0.04	—	—	—

Adjusted Earnings	$47,800	$14,961	$0.64	$49,697	$14,858	$0.68

	For the year ended November 29, 2014			For the year ended November 30, 2013
	Income before Income Tax	Income Taxes	Diluted EPS	Income before Income Tax	Income Taxes	Diluted EPS
GAAP Earnings	$84,204	$34,348	$0.97	$135,499	$39,949	$1.87

Special charges, net	51,501	6,253	0.88	45,087	9,781	0.69
Other business integration costs	6,470	949	0.11	—	—	—
Project ONE	20,496	7,810	0.25	—	—	—
Acquisition project costs	2,017	330	0.03	—	—	—
Sekisui Fuller-Investment Adjustment	1,743	—	0.03	—	—	—

Construction Products - Facility Closure	1,015	387	0.01	—	—	—
Organizational Restructuring	3,002	709	0.04	—	—	—
Other	—	—	—	1,098	231	0.02

Adjusted Earnings	$170,448	$50,786	$2.33	$181,684	$49,961	$2.58

a	Income per share amounts may not add due to rounding

[1]	Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes items listed on the adjusted earnings per share reconciliation table above which excludes: special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”; additional costs associated with the Company’s ongoing Project ONE implementation; the recently announced corporate restructuring; correcting the cumulative impact of errors in accounting for our investments in the Sekisui Fuller joint venture in Japan; and acquisition project costs.
[2]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation.
[3]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.
[4]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.